                                                    Registration No. 33- _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                             ARROW ELECTRONICS, INC.
             (Exact name of Registrant as specified in its charter)

      New York                                        11-1806155
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                     25 Hub Drive, Melville, New York 11747
                    (Address of principal executive offices)

                Arrow Electronics, Inc. Stock Option Plan - 1991
              Arrow Electronics, Inc. Restricted Stock Plan - 1991
                             (Full titles of Plans)

                         -------------------------------

                             Robert E. Klatell, Esq.
              Executive Vice President and Chief Financial Officer
                             Arrow Electronics, Inc.
                     25 Hub Drive, Melville, New York 11747
                                 (516) 391-1300
                     (Name and address of agent for service)

                         -------------------------------
                                    Copy to:
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
      Title of securities     Amount to be         Proposed maximum offering    Proposed maximum aggregate    Amount of registration
        to be registered       registered              price per share(1)           offering price(1)                fee(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par         1,650,000                  $52.00                      $85,800,000                  $29,590
value(2)
====================================================================================================================================

- ----------

(1) Pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the registration fee are based on the average price of Arrow Electronics, Inc. Common Stock on the New York Stock Exchange on July 14, 1995.

(2) This Registration Statement also pertains to rights to purchase Participating Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Arrow Electronics, Inc. Common Stock and will be transferred together with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Arrow Electronics, Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

                               STATEMENT PURSUANT
                                       TO
                              GENERAL INSTRUCTION E

         Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register 1,650,000 additional shares of Common Stock, $1.00 par value, of Arrow Electronics, Inc. (the "Company") for issuance under the Arrow Electronics, Inc. Stock Option
Plan - 1991 and the Arrow Electronics, Inc. Restricted Stock Plan - 1991, respectively. The contents of the Company's Registration Statement on Form S-8, Registration No. 33-48252, are hereby incorporated herein by reference except to the extent modified herein.

                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have heretofore been filed by the Company (File No. 1-4482) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

         2. Description of the Company's capital stock contained in the Company's registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         3. The description of the Company's Rights contained in the Company's registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 9 of the Registrant's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the Business Corporation Law of the State of New York (Sections 721 through 727), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

         The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit
Number                                      Description
- ------                                      -----------
4(a)         -        Amended and Restated Certificate of Incorporation of
                      Arrow Electronics, Inc., as amended (Designated as Exhibit
                      3(a) to the Registrant's Annual Report on Form 10-K for
                      the year ended December 31, 1994, Commission File No.
                      1-4482).

4(b)         -        By-Laws of Arrow Electronics, Inc., as amended (Designated as Exhibit 3(b) in the Registrant's Annual Report on Form
                      10-K for the year ended December 31, 1986, Commission File
                      No. 1-4482).

5            -        Opinion of Winthrop, Stimson, Putnam & Roberts as to the
                      legality of securities offered under the Arrow
                      Electronics, Inc. Stock Option Plan - 1991 and the Arrow
                      Electronics, Inc. Restricted Stock Plan - 1991, including
                      their consent.*

23(a)        -        Consent of Ernst & Young LLP.*
- --------
*    Filed herewith.


                                       -3-






23(b)        -        Consent of Counsel (contained in the Opinion of the
                      Company's Counsel, Exhibit 5 hereto).*

24           -        Power of Attorney (contained in the signature page
                      hereof).*

99(a)        -        Arrow Electronics, Inc. Stock Option Plan - 1991, as
                      amended.*

99(b)        -        Arrow Electronics, Inc. Restricted Stock Plan - 1991, as
                      amended.*


ITEM 9.      UNDERTAKINGS.

             (1)  The undersigned Registrant hereby undertakes:

                      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)            To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the

- -----------------------------------

*        Filed herewith.

Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The consolidated financial statements of the Company at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference from the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere therein, and are incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the Common Stock offered pursuant to the Registration Statement has been passed upon for the Company by Winthrop, Stimson, Putnam & Roberts, Counsel for the Company, One Battery Park Plaza, New York, New York 10004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on the 19th day of July, 1995.

                                                ARROW ELECTRONICS, INC.

                                                  /s/ Robert E. Klatell
                                                -------------------------
                                                By: Robert E. Klatell
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each officer or director of Arrow Electronics, Inc. whose signature appears below constitutes and appoints
Stephen P. Kaufman, Robert E. Klatell and John C. Waddell, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 1,650,000 shares of Common Stock, par value $1.00 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on dates indicated.

Principal Executive Officer:

/s/ Stephen P. Kaufman                               July 19, 1995
- --------------------------------------
Stephen P. Kaufman
Chairman and Chief Executive Officer

Principal Financial Officer:

/s/ Robert E. Klatell                                July 19, 1995
- --------------------------------------
Robert E. Klatell
Executive Vice President and Chief

  Financial Officer

Principal Accounting Officer:

/s/ Paul J. Reilly                                   July 19, 1995
- -------------------------------------
Paul J. Reilly
Controller

/s/ Daniel W. Duval                                  July 19, 1995
- -------------------------------------
Daniel W. Duval
Director

/s/ Carlo Giersch                                    July 19, 1995
- -------------------------------------
Carlo Giersch
Director

/s/ Stephen P. Kaufman                               July 19, 1995
- -------------------------------------
Stephen P. Kaufman
Director

/s/ Roger King                                       July 19, 1995
- -------------------------------------
Roger King
Director

/s/ Robert E. Klatell                                July 19, 1995
- ----------------------------------------
Robert E. Klatell
Director

/s/ Stephen W. Menefee                               July 19, 1995
- -------------------------------------
Steven W. Menefee
Director

/s/ Karen Gordon Mills                               July 19, 1995
- -------------------------------------
Karen Gordon Mills
Director

/s/ Anne Pol                                         July 19, 1995
- -------------------------------------
Anne Pol
Director

/s/ Richard S. Rosenbloom                            July 19, 1995
- ------------------------------------
Richard S. Rosenbloom
Director

/s/ Robert S. Throop                                 July 19, 1995
- ------------------------------------
Robert S. Throop
Director

/s/ John C. Waddell                                  July 19, 1995
- ------------------------------------
John C. Waddell
Director

                                  EXHIBIT INDEX

                Arrow Electronics, Inc. Stock Option Plan - 1991
              Arrow Electronics, Inc. Restricted Stock Plan - 1991


Exhibit
Number               Description
- ------               -----------
4(a)             -   Amended and Restated Certificate of Incorporation of Arrow
                     Electronics, Inc. (Designated as Exhibit 3(a) to the
                     Registrant's Annual Report on Form 10-K for the year ended
                     December 31, 1994, Commission File No. 1-4482).

4(b)             -   By-Laws of Arrow Electronics, Inc., as amended (Designated as Exhibit 3(b) in the Registrant's Annual Report on Form
                     10-K for the year ended December 31, 1986, Commission File
                     No. 1-4482).

5                -   Opinion of Winthrop, Stimson, Putnam & Roberts, as to the
                     legality of securities offered under the Arrow Electronics,
                     Inc. Stock Option Plan - 1991 and the Arrow Electronics,
                     Inc. Restricted Stock Plan - 1991, including their
                     consent.*

23(a)            -   Consent of Ernst & Young LLP.*

23(b)            -   Consent of Counsel (contained in the Opinion of the
                     Company's Counsel, Exhibit 5 hereto).*

24               -   Power of Attorney (contained in the signature page
                     hereof).*

99(a)            -   Arrow Electronics, Inc. Stock Option Plan - 1991, as
                     amended.*

99(b)            -   Arrow Electronics, Inc. Restricted Stock Plan - 1991, as
                     amended.*

- ------------------------------

*        Filed herewith.